UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2010

Enable Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50995	52-2372260
(Commission File Number)	(IRS Employer
Identification No.)

1140 W. Thorndale Avenue Itasca, Illinois 60143-1335
(Address of Principal Executive Offices) (Zip Code)

(773) 272-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure o Directors or Certain Officers; Election of Directors;Appointment of Certain Officers; Compensatory Arrangements of CertainOfficers.

On September 2, 2010, Enable Holdings, Inc. (the “Company”) announced that it had engaged Manchester Companies, Inc. (“Manchester”) as the Company’s Chief Restructuring Officer.  Manchester will assist the Company’s Board of Directors and management in assessing options to financially restructure the business and develop a path to achieve profitability.  Manchester is a financial advisory and restructuring firm headquartered in Minneapolis with offices in Chicago and Dallas.

Manchester was not selected pursuant to any arrangement or understanding between Manchester and any other person.  There are no family relationships between Manchester and any of the Company’s directors or executive officers.  There have been no related party transactions between the Company and Manchester reportable under Item 404(a) of Regulation S-K.

A press release announcing the engagement of Manchester as the Company’s Chief Restructuring Officer is attached hereto as Exhibit 99.1 and is incorporated herein.

Item 9.01	Financial Statements and Exhibits.

(a)           Financial Statements:  None.

(b)           Pro Forma Financial Information:  None.

(c)           Shell Company Transactions:  None.

(d)           Exhibits:

99.1           Press Release dated September 2, 2010.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 2, 2010

ENABLE HOLDINGS, INC.

By:	/s/ Miguel A. Martinez, Jr.
Miguel A. Martinez, Jr.
Chief Financial Officer

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SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

EXHIBIT INDEX
to
FORM 8-K

ENABLE HOLDINGS, INC.

Date of Report:	Commission File No.:
September 2, 2010	000-50995

Exhibit No.	ITEM

99.1	Press Release dated September 2, 2010.